UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): June 22, 2022

Voyager Therapeutics, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-37625	46-3003182
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

64 Sidney Street Cambridge, Massachusetts	02139
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (857) 259-5340

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 par value	VYGR	Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into a Material Definitive Agreement.

On June 22, 2022 (the “Termination Date”), Voyager Therapeutics, Inc., a Delaware corporation (the “Company”), entered into a Lease Termination Agreement (the “Termination Agreement”) with BRE-BMR Pilgrim & Sidney LLC, a Delaware limited liability company, as successor-in-interest to UP 45/75 Sidney Street, LLC, a Delaware limited liability company (the “Landlord”), pursuant to which, effective immediately, the parties terminated that certain Lease Agreement by and between the Company and the Landlord, dated as of April 1, 2014 and as amended to date (the “Lease”). Under the Lease, the Company had leased approximately 45,000 square feet of office and laboratory space located at 75 Sidney Street in Cambridge, Massachusetts (the “Premises”). The Lease was previously scheduled to terminate, in accordance with its terms, on November 30, 2026. The Company did not incur any termination penalties in connection with its execution of the Termination Agreement or the termination of the Lease.

In connection with the Termination Agreement, the Company also entered into a Sublease Termination Agreement (the “Sublease Termination Agreement”) on the Termination Date with BioNTech US Inc., a Delaware corporation (“BioNTech”), pursuant to which the parties terminated that certain Sublease Agreement by and between the Company and BioNTech, dated as of September 3, 2021 (the “Sublease”). The Company had subleased to BioNTech approximately 18,000 square feet of the Premises under the Sublease. The Sublease was previously scheduled to terminate, in accordance with its terms, on December 31, 2024. The Company did not incur any termination penalties in connection with its execution of the Sublease Termination Agreement or the termination of the Sublease. The Company further conveyed the ownership of certain personal property in the Premises to BioNTech pursuant to a bill of sale as of the Termination Date.

The foregoing descriptions of certain terms of the Termination Agreement and the Sublease Termination Agreement are qualified in their entirety by reference to such agreements, copies of which are attached as Exhibits 10.1 and 10.2 hereto and are incorporated by reference herein.

Item 1.02. Termination of a Material Definitive Agreement.

The information set forth in Item 1.01 of this Current Report on Form 8-K is incorporated by reference into this Item 1.02.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
10.1	Lease Termination Agreement by and between Voyager Therapeutics, Inc. and BRE-BMR Pilgrim & Sidney LLC, dated as of June 22, 2022.
10.2	Sublease Termination Agreement by and between Voyager Therapeutics, Inc. and BioNTech US Inc., dated as of June 22, 2022.
104	Cover Page Interactive Data File (formatted as Inline XBRL and contained in Exhibit 101).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VOYAGER THERAPEUTICS, INC.

Date: June 23, 2022	By:	/s/ Alfred Sandrock, M.D., Ph.D.
Alfred Sandrock, M.D., Ph.D.
Chief Executive Officer, President, and Director
(Principal Executive Officer)